EXHIBIT 24

Power of Attorney

Telos Corporation SEC Compliance Matters

Each of the undersigned, both personally and in his or her capacity as trustee of the trusts listed on the signature page hereto, hereby grants a power of attorney as follows:

The undersigned hereby makes, constitutes and appoints each of Gary I. Levenstein, David R. Brown, Pierce H. Han and Margaret DiVito, all of Nixon Peabody LLP, or any of them acting singly, and with full power of substitution and re-substitution, as the undersigned's true and lawful attorney-in-fact (each of such persons and their substitutes being referred to herein as the “Attorney-in-Fact”), with full power to act for the undersigned and in the undersigned's name, place and stead, in any and all capacities, solely with respect to matters relating to Telos Corporation (the “Company”) to:

1.   Prepare, execute, and submit to the Securities and Exchange Commission (“SEC”) a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required or considered by the Attorney-in-Fact to be advisable under Section 13 or Section 16 of the Securities Exchange Act of 1934 (the “Exchange Act”) or any other rule or regulation of the SEC;

2.   Prepare, execute and submit to the SEC, the Company, and/or any national securities exchange on which the Company's securities are listed any and all reports (including any amendments thereto) the undersigned is required to file with the SEC, or which the Attorney-in-Fact considers it advisable to file with the SEC, under Section 13 or Section 16 of the Exchange Act or any rule or regulation thereunder, or under Rule 144 under the Securities Act of 1933 (“Rule 144”), with respect to the any security of the Company, including Forms 3, 4 and 5, Schedules 13D and 13G, and Forms 144; and

3.   Obtain, as the undersigned's representative and on the undersigned's behalf, information regarding transactions in the Company's equity securities from any third party, including the Company and any brokers, dealers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such third party to release any such information to the Attorney-in-Fact.

      The undersigned acknowledges that:

a)   This Power of Attorney authorizes, but does not require, the Attorney-in-Fact to act in his or her discretion on information provided to such Attorney-in-Fact without independent verification of such information;

b)   Any documents prepared or executed by the Attorney-in-Fact on behalf of the undersigned pursuant to this Power of Attorney will be in such form and will contain such information as the Attorney-in-Fact, in his or her discretion, deems necessary or desirable;

c)   Neither the Company nor the Attorney-in-Fact assumes any liability for the undersigned's responsibility to comply with the requirements of Section 13 or Section 16 of the Exchange Act or Rule 144, any liability of the undersigned for any failure to comply with such requirements, or any liability of the undersigned for disgorgement of profits under Section 16(b) of the Exchange Act; and

d)   This Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned's obligations under Section 13 or Section 16 of the Exchange Act, including, without limitation, the reporting requirements under Section 13 or Section 16 of the Exchange Act.

The undersigned hereby grants to the Attorney-in-Fact full power and authority to do and perform each and every act and thing requisite, necessary or advisable to be done in connection with the foregoing, as fully, to all intents and purposes, as the undersigned might or could do in person, hereby ratifying and confirming all that the Attorney-in-Fact, or his or her substitute or substitutes, shall lawfully do or cause to be done by authority of this Power of Attorney.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 4 or 5 or Schedules 13D or 13G or Forms 144 with respect to the undersigned's holdings of and transactions in securities of the Company, unless earlier revoked by the undersigned in a signed writing delivered to the Attorney-in-Fact. This Power of Attorney revokes all previous powers of attorney with respect to the subject matter of this Power of Attorney.

[SIGNATURE PAGE FOLLOWS]

The undersigned have each executed this Power of Attorney effective as of October 8, 2020.

/s/ Victor Morgenstern
Victor Morgenstern, personally and as Trustee of the following trust:
The Victor Morgenstern Grantor Remainder Annuity Trust 2020 #2

/s/ Faye Morgenstern
Faye Morgenstern, personally and as Trustee of the following trust:
The Victor A. Morgenstern Grandchildren Trust

/s/ Judd Morgenstern
Judd Morgenstern, personally and as Trustee of the following trusts:
The Judd Morgenstern Revocable Trust
The Judd Morgenstern Irrevocable Trust
The Robyn Morgenstern Irrevocable Trust

/s/ Jennifer Morgenstern
Jennifer Morgenstern, personally and as Trustee of the following trusts:
The Jennifer Morgenstern Irrevocable Trust
The Judd Morgenstern Irrevocable Trust

/s/ Robyn Morgenstern
Robyn Morgenstern, personally and as Trustee of the following trusts:
The Robyn Morgenstern Irrevocable Trust
The Jennifer Morgenstern Irrevocable Trust

/s/ Gary I. Levenstein
Gary I. Levenstein, personally and as Trustee of the following trusts:
The Judd Morgenstern Irrevocable Trust
The Robyn Morgenstern Irrevocable Trust
The Jennifer Morgenstern Irrevocable Trust

/s/ Antonio Gracias
Antonio Gracias, personally and as Trustee of the following trust:
The Victor A. Morgenstern Grandchildren Trust

Signature Page to Power of Attorney – SEC Compliance – Telos Corporation – October 8, 2020